                                                           Exhibit No. EX-99.h.2

                              BRIDGEWAY FUNDS, INC.
                                  FEE SCHEDULE

     AGREEMENT amended and restated as of the 4th day of February,  2005, by and between  Bridgeway Funds, Inc. (the "Client"),  and Forum Shareholder  Services,
LLC ("Forum.")

     WHEREAS,  Client  and Forum  have  amended  the  separate  transfer  agency agreement  (the  "Services  Agreement"),  to include the provision of additional services by Forum,  and the parties  wish to amend the Fee  Schedule to document the fees and expenses  payable and  reimbursable  by Client to Forum pursuant to the amendment.

     NOW  THEREFORE,  as  contemplated  by  Sections  6.1 and 6.2 of the Service
Agreement, Client and Forum hereby agree that:

1. Transfer Agency Fees. For its services under the Services Agreement, the Fees payable to Forum shall be:

Start-Up

     o    $5,000

          Base fee:

     o    $1,000 per month per CUSIP

          Shareholder account fees:

     o    $1.50 per month per shareholder account
     o    $0.50 per month per NSCC Level 3 shareholder account
     o    $0.25 per month per closed shareholder account
     o    $15.00 per year per IRA account (charged to shareholder)

     Other fees:

     o    Voice Response Unit (VRU) fees (if applicable):
          o    $0.50 per call,  subject to a $500 per month (per telephone line)
               minimum

     o    Internet service fees (if applicable):
          o    Client Remote Inquiry - None
          o    Shareholder  Remote  Inquiry/Trading/Account  Opening  - $125 per
               month per fund (fee  waived  entirely if number  total  number of funds in fund family is greater than ten)

     o    Literature fulfillment:
          o    150  pieces/day  or  less-Out  of pocket  costs for  printing  of materials (if printed by Forum's vendors), postage and envelopes
          o    More than 150  pieces/day-  Out of pocket  costs for  printing of materials (if printed by Forum's vendors), postage, envelopes and insertion charges from outside vendor

     o    Full-phone servicing:
          o    $2.00 per rep-assisted call in excess of 1,000 calls per month

     Note:

     o    Other out-of-pocket  charges include banking,  NSCC, fund paper stock, proxy  solicitor,  escheatment,  anti-money  laundering  software  and related  audit,  SAS  70,  communications,  document  preparation  and insertion,  postage and  delivery  services,  reproduction  and record storage and retention expenses

2. Effect of Fee  Schedule.  This Fee Schedule is a  supplement  to the Services
Agreement,  is subject to the terms of the Services Agreement and is executed by an authorized representative of each party. In the event of any conflict between the  provisions  of  this  Fee  Schedule  and  the  provisions  of the  Services
Agreement,  the provisions of this Fee Schedule  shall control.  No provision of this Fee Schedule  may be amended or modified in any manner  except in a writing properly authorized and executed by the party against which such an amendment is sought to be enforced.

     IN WITNESS  WHEREOF,  the  parties  hereto  have  caused  this  amended and restated  Fee  Schedule to be executed in their names and on their behalf by and through their duly  authorized  officers or  representatives,  as of the day and year first above written.

BRIDGEWAY FUNDS                         FORUM SHAREHOLDER SERVICES, LLC

                                        By:
By:                                              Lisa J. Weymouth, Director
         [Name, Title]

                Appendix A -- Transfer Agency Services (Open End)

Pursuant to Section  2.1 of the  Services  Agreement  (the  "Agreement")  by and
between Bridgeway Funds, Inc.(the "Client") and Forum Shareholder Services,  LLC
("Forum"),  Forum agrees to provide the services described below with respect to the Client and each Fund and Class of the Client (in each case as such terns are defined in the Agreement),  subject to the terms and conditions of the Agreement and this Appendix A.  Capitalized  terms used but not defined in this Appendix A shall have the meanings assigned thereto in the Agreement.

1    General.

Transfer agent, dividend disbursing agent services and, as relevant, services in connection with  accumulation,  open-account or similar plans (including without limitation any periodic  investment plan or periodic withdrawal program) that in
each  case  are  customary  for  open-end,   management   investment  companies,
including:

     (a)  Maintaining all Shareholder accounts;

     (b)  Preparing Shareholder meeting lists;

     (c)  Mailing proxies and related materials to Shareholders;

     (d)  Mailing Shareholder reports and prospectuses to current Shareholders;

     (e)  Withholding taxes on U.S. resident and non-resident alien accounts;

     (f)  Preparing  and filing U.S.  Treasury  Department  Forms 1099 and other appropriate  forms  required by federal  authorities  with  respect to distributions for Shareholders;

     (g)  Preparing and mailing  confirmation forms and statements of account to
          Shareholders  for all  purchases and  redemptions  of Shares and other confirmable transactions in Shareholder accounts;

     (h)  Preparing and mailing activity statements for Shareholders;

     (i)  Maintaining Internet interface for shareholder servicing;

     (j)  Providing Shareholder account information;

     (k)  Assemble  and  mail   literature   to   Shareholders   and   potential
          Shareholders; and

     (l)  Respond to inbound phone calls from 8 am - 6 pm Eastern Standard Time.

2.1  Purchase, Redemption and Transfer of Shares

     (a)  Receive for acceptance  orders for the purchase of Shares and promptly deliver payment therefore to the custodian;

     (b)  Pursuant to purchase  orders,  issue the appropriate  number of Shares and hold such Shares in the appropriate Shareholder account;

     (c)  Receive for acceptance redemption requests;

     (d)  As and  when  it  receives  monies  paid to it by the  Custodian  with respect to any redemption,  pay the redemption proceeds as required by the Prospectus  pursuant to which the redeemed Shares were offered and as instructed by the redeeming Shareholders; and

     (e)  Effect  transfers of Shares upon receipt of  appropriate  instructions from Shareholders.

2.2  Notes and Conditions to Purchase, Redemption and Transfer of Shares:

     (a) Processing  requests to purchase,  redeem and transfer  shares shall be subject to Forum'  anti-money-laundering  ("AML")  program.  (See Section 4 below.)

     (b) Forum may require any or all of the  following in  connection  with the original issue of Shares:  (i) Instructions  requesting the issuance,  (ii)
     evidence  that the Client's  Governing  Body has  authorized  the issuance,
     (iii)  any  required  funds  for the  payment  of any  original  issue  tax applicable to such Shares, and (iv) an opinion of the counsel to the Client about the legality and validity of the issuance.

     (c)  Shares  shall be  issued in  accordance  with the terms of a Fund's or
     Class'  Prospectus  after  Forum  or  its  agent  receives  either  of  the following,  in each case in good  order and with such  additional  items or
     materials  as  may  be  required  by  the  Client's   Procedures,   Forum's
     operational procedures and/or Forum's AML Program:

          (i) (A) an instruction  directing investment in a Fund or Class, (B) a check (other than a third party  check) or a wire or other  electronic payment in the amount  designated in the  instruction  and (C), in the case of an initial purchase, a completed account application; or

          (ii) the  information  required for  purchases  pursuant to a selected dealer  agreement,  processing  organization  agreement,  or a similar contract with a financial intermediary.

     (d) Shareholder payments shall be considered Federal Funds no later than on the day indicated  below unless other times are noted in the  Prospectus of the applicable Fund or Class:

          (i) for a wire received, at the time of the receipt of the wire;

          (ii) for a check drawn on a member bank of the Federal Reserve System, on the next Fund business day following receipt of the check; and

          (iii) for a check drawn on an institution  that is not a member of the
          Federal Reserve System, at such time as Forum is credited with Federal
          Funds with respect to that check.

     (e) In  registering  transfers  of Shares,  Forum may rely upon the Uniform
     Commercial Code as in effect in the State of Delaware or any other statutes that, in the opinion of Forum's counsel,  protect Forum and the Client from liability  arising  from (i) not  requiring  complete  documentation,  (ii)
     registering a transfer  without an adverse claim  inquiry,  (iii)  delaying registration  for  purposes of such inquiry or (iv)  refusing  registration whenever an adverse claim requires such refusal.

3.   Processing Distributions

Prepare and,  subject to receipt of good funds  therefore from the custodian for the  applicable  Fund,  transmit  to  Shareholders  (or credit  the  appropriate
Shareholder accounts) payments for all distributions declared by the Client with respect to Shares of a Fund.

4.1  Anti-Money Laundering ("AML") Matters ("AML Services")

     (a) Verify  shareholder  identity  upon opening new accounts in  accordance with  Section  326 of the USA  PATRIOT  Act  (the  "Patriot  Act")  and any
     regulations thereunder, as required under applicable law;

     (b) Monitor  shareholder  transactions  and identify and report  suspicious activities that are required to be so identified and reported, in each case consistent with the AML programs of the Client and Forum;

     (c) Submit all financial  transactions  through the Office of Foreign Asset
     Control ("OFAC") database and FinCEN's Control List;

     (d) Follow the Client's third party check policies; provided, however, that under no circumstance will Forum accept a corporate third party check;

     (e) Place holds on transactions in shareholder accounts or freeze assets in shareholder  accounts,  as provided  in the AML  programs of the Client and
     Forum and in accordance with the Patriot Act and OFAC; and

     (f) Maintain policies, procedures and internal controls that are consistent with the Client's AML program

4.2  Notes and Conditions to AML Services

     (a) The Client  authorizes Forum to take such actions in the performance of the AML  Services  as  Forum  deems  appropriate  and  consistent  with the
     Client's AML program and applicable AML Laws.

     (i) (b) Forum agrees to furnish the Client its written  program  concerning anti-money  laundering  services  rendered by Forum to its various clients.
     Forum  agrees  to  notify  the  Client  of any  change  to  its  anti-money laundering program that would materially impact the Client's AML Program.

5.1  Financial Intermediaries

     (a)  Track  Shareholder  Accounts  by  financial  intermediary  source  and otherwise  as  reasonably  requested  by the  Client and  provide  periodic reporting to the Client;

     (b) Receive  from  Shareholders  or debit  Shareholder  accounts  for sales commissions,  including  contingent  deferred,  deferred  and  other  sales charges, and service fees (i.e., wire redemption charges); and

     (c) Prepare  and,  subject to receipt of good funds,  transmit  payments to underwriters,  selected dealers and others for commissions and service fees received.

5.2  Notes and Conditions to Financial Intermediaries Services

     (a) If the  Client  fails to settle  any  trade of  Shares  (a  "settlement failure")  transacted over the FundServ network  maintained by the National
     Securities Clearing  Corporation  ("NSCC"),  the Client shall, prior to one hour  before the next  settlement  of Shares,  (i) notify  Forum  about the settlement  failure  and  (ii)  provide  Forum  with a  description  of the specific  remedial  and  prospective  actions  proposed  to be taken by the
     Client in order to remedy such settlement  failure and avoid any settlement failures in the future (a "remediation  plan").  If (i) the Client fails to notify  Forum  about a  settlement  failure on a timely  basis and (ii) the
     Client fails to deliver the  remediation  plan on a timely basis,  or (iii)
     the remediation plan is inadequate (in Forum's reasonable  opinion),  then, upon written notice to the Client,  Forum may terminate the  performance of any services  rendered to the Client under  Section 5.1 of this  Appendix A immediately and without penalty.

     (b) If Forum is or, in Forum's reasonable opinion, Forum may be the subject to any disciplinary action by the NSCC, including,  but not limited to fine
     or  censure,  expulsion,  suspension,   limitation  of  or  restriction  on
     activities, functions, and operations (collectively, an "NSCC sanction") as a result of the  activities of the Client or its  respective  agents,  then
     Forum may, in its sole  discretion,  demand,  in  writing,  that the Client
     provide  Forum  with  adequate  assurances   specifying  any  remedial  and
     prospective  actions  to be  taken  in  order  to  remedy  or avoid an NSCC sanction.  If the Client  does not,  within  seven (7) days of such  demand provide adequate  assurances  satisfactory to Forum in response to any NSCC sanction,  then, upon written notice to the Client, Forum may terminate the performance  of any services  rendered to the Client  under  Section 5.1 of this Appendix A immediately and without penalty.

     (c) Notwithstanding  the foregoing,  Forum may terminate the performance of any services  rendered to the Client under  Section 5.1 of this  Appendix A immediately  and without penalty upon written notice to the Client if Forum is subject to more than one NSCC  sanction  by the NSCC  during the term of this Agreement.

6.1  Blue Sky; Escheatment

     (a)  Provide a system that will  enable the Client to  calculate  the total number of Shares of each Fund and Class thereof sold in each State; and

     (b) Monitor and make  appropriate  filings with respect to the  escheatment laws of the various states and territories of the United States.

6.2  Notes and Conditions to Blue Sky Services

     The Client shall be responsible  for  identifying to Forum in writing those transactions  and assets to be treated as exempt  from  reporting  for each state and territory of the United States and for each foreign jurisdiction.

7.1  Shareholder Votes and Proxy Statements

     (a) Oversee the activities of proxy solicitation firms; and

     (b) Receive and tabulate  proxy votes,  coordinate  the tabulation of proxy and shareholder meeting votes and perform such other additional services as may be  specified  from time to time by the  Client,  pursuant  to mutually acceptable compensation and implementation agreements.

8.1  Recordkeeping and Reporting; Facilities

     (a) Record the  issuance of Shares of the Client and  maintain  pursuant to
     Rule  17Ad-10(e)  under the  Securities  Exchange Act of 1934, as amended a record of the total  number  of  Shares of the  Client,  each Fund and each
     Class thereof,  that are authorized,  based upon data provided to it by the
     Client,  and are issued and outstanding and provide the Client on a regular basis a report of the total  number of Shares that are  authorized  and the total number of Shares that are issued and outstanding;

     (b) Maintain  records of account for and provide  reports and statements to the Client and Shareholders about the foregoing; and

     (c) Forum shall establish and maintain facilities and procedures reasonably acceptable to the Client for the safekeeping,  control, preparation and use of share  certificates,  check forms,  and facsimile  signature  imprinting devices.  Forum shall  establish  and maintain  facilities  and  procedures reasonably  acceptable  to  the  Client  for  safekeeping  of  all  records maintained by Forum pursuant to this Agreement.

9.1  Exceptions

     For  purposes  of  the  Agreement,   the  following   shall  be  considered
     "Exceptions":

     Any  transactions or reports that are processed or generated by Forum using non-standard  procedures at the request or Instruction of Client if the use of such  non-standard  procedures  does not  permit  Forum to use,  without material alteration thereof,  controls that have been designed for use with
     Forum's standard procedures.

     For example,  and without limitation:  transactions or reports that require more manual  intervention  by Forum,  either in the entry of data or in the modification  or  amendment of reports  generated  by Forum's  then-current software systems, if Forum's standard software- or system-based controls to ensure the accuracy or timeliness of such transactions or reports cannot be used by Forum.